UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Scott Goldenberg, Senior Executive Vice President and Chief Financial Officer of The TJX Companies, Inc. (“TJX”), and Richard Sherr, Senior Executive Vice President and Group President of TJX, entered into trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, as of December 4, 2019 and November 20, 2019, respectively. Options will be exercised and/or shares will be sold under the plans on the open market over the periods of time and according to the other parameters set forth under the trading plans. The plans each have a trading period that begins at least 30 days after the agreement date, consistent with TJX policy.

Rule 10b5-1 allows individuals, when they are not in possession of material nonpublic information, to adopt written, pre-arranged trading plans to sell securities under specified conditions. Sales of shares pursuant to the trading plans will be in compliance with TJX’s stock ownership guidelines. Rule 10b5-1 trading plans are permitted under TJX’s insider trading policy, and, to the extent required, transactions under the trading plans will be disclosed publicly through Form 144 and/or Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and
General Counsel

Dated: December 12, 2019